UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): September 12, 2005

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Delaware                    1-15345                 25-1391475
   (State or other jurisdiction   (Commission File Number)     (IRS Employer
         of incorporation)                                   Identification No.)


                      2441 Viscount Row                           32809
                       Orlando, Florida                         (Zip Code)
           (Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2005, Galaxy Nutritional Foods, Inc. (the "Company") received $1,200,000 from Frederick A. DeLuca, a greater than 10% shareholder, as a loan to the Company, which loan was evidenced by an unsecured promissory note ("Note"). The Note requires monthly interest only payments at 3% above the bank prime rate of interest per the Federal Reserve Bank and matures on June 15, 2006.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to a consent letter dated September 16, 2005, Textron Financial Corporation ("Textron") has waived compliance with Section 7.8, "Limitation on Indebtedness for Money Borrowed," in the Loan and Security Agreement dated May 27, 2003 (the "Textron Loan Agreement") between Textron and the Company in order to permit the Company to enter into the loan with Frederick A. DeLuca as described above.

Pursuant to Section 5.02 (i) of the Loan Agreement dated March 10, 2000 ("Wachovia Loan Agreement"), between the Company and Wachovia Bank, N.A. formerly SouthTrust Bank ("Wachovia"), the Company is required to obtain Wachovia's consent prior to procuring indebtedness other than certain permitted debt. The Company has been unable to obtain formal written waivers at this time, and as a result, has created a condition of default under the Wachovia Loan Agreement.

The existence of a default under the Wachovia Loan Agreement would allow Textron to declare an event of default under the Textron Loan Agrement based on a cross-default provision in the Textron Loan Agreement. In the event the Company is unable to obtain the waiver and remains in a default position, Textron and Wachovia could exercise their respective rights under their loan documents to, among other things, declare a default under the loans, accelerate the outstanding indebtedness such that it would become immediately due and payable, and pursue foreclosure of the Company's assets, which are pledged as collateral for such loans.

Section 3. Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In consideration for the Note described above and in accordance with an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, the Company will issue Frederick A. DeLuca a warrant to purchase up to 300,000 shares at an exercise price equal to 95% of the lowest closing price of the Company's common stock in the sixty calendar days immediately preceding October 17, 2005. The warrant fully vests on October 17, 2005 and can be exercised on or before the expiration date of October 17, 2008. Also in consideration for the Note, the Company granted Mr. DeLuca "piggy back" registration rights with respect to the shares underlying the warrant.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.22 Note and Warrant Purchase Agreement dated September 12, 2005 between Galaxy Nutritional Foods, Inc. and Frederick A. DeLuca (Filed herewith).



SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GALAXY NUTRITIONAL FOODS, INC.


September 16, 2005                 By:      /s/ Salvatore J. Furnari
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                                   Name:   Salvatore J. Furnari
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                                   Title:   Chief Financial Officer
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